Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2013 FIRST QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 19, 2013) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2013 financial results. The Company’s common stock trades on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Financial Highlights:

	2013	2012
Three months ended:	Q1	Q4	Q1
Net income (000’s)	$1,803	$1,581	$1,714
Diluted EPS	$0.53	$0.47	$0.52
Net Interest Margin	4.29%	4.31%	4.56%
Total equity to assets	11.17%	10.74%	10.64%
Allowance for loan losses to total loans	1.64%	1.57%	2.13%
Provision for loan losses	$383	$10	$300

John R. Milleson, President and CEO, stated “I feel that the Company has opened 2013 with a favorable beginning. The quarter’s net income of $1.8 million is the third highest in the Company’s history and was fueled by the gain realized from the sale of the Company’s holdings of Fannie Mae and Freddie Mac preferred stock. As we move forward through 2013, we are optimistic that the May 2013 opening of our twelfth retail branch location in Purcellville, Virginia will spur growth in our expansion market of Loudoun County and contribute to the overall performance of our Company. We have secured key experienced bankers familiar with that market who will help accelerate the awareness of our Company to new customers in that area.”

Income Statement Review

Net income for the quarter ended March 31, 2013 was $1.8 million reflecting an increase of 14.0% from the quarter ended December 31, 2012 and an increase of 5.2% from the quarter ended March 31, 2012. Net income was $1.3 million for the three month period ended December 31, 2012 and $1.7 million for the quarter ended March 31, 2012. These increases resulted mostly from the net gain realized on the sales of investment securities. During March 2013, the Company sold its holdings of Fannie Mae and Freddie Mac preferred stock at a net gain of $313,000.

Net interest income was $5.6 million for the quarter ended March 31, 2013 and $5.7 million for the quarter ended December 31, 2012. Although low earning excess cash balances had been deployed to fund higher yielding assets, overall asset yields declined when compared to those realized in the quarter ended December 31, 2012. Continued management of interest bearing liabilities helped preserve net interest income levels and the net interest margin. Net interest income was $5.8 million for the quarter ended March 31, 2012.

Total loan interest income was $5.3 million for the quarter ended March 31, 2013, reflecting a decrease of $201,000 from the quarter ended December 31, 2012. Total loan interest income was $5.7 million for the quarter ended March 31, 2012. Average loans for the quarter ended March 31, 2013 were $419.0 million compared to $420.2 million at December 31, 2012. Total average accruing loans were $416.5 million for the quarter ended March 31, 2013 and $416.7 million at December 31, 2012. For the quarter ended March 31, 2012, total average loans were $413.5 million and average accruing loans were $411.0 million. The tax equivalent yield on average loans for the quarter ended March 31, 2013 was 5.18%, down eight basis points from 5.26% for the quarter ended December 31, 2012 and down 37 basis points from the 5.55% average yield at March 31, 2012. Interest income from the investment portfolio was $938,000 for the quarter ended March 31, 2013 and $933,000 for the quarter ended December 31, 2012. Average investments were $111.4 million for the quarter ended March 31, 2013 and $104.6 million for the quarter ended December 31, 2012. Average investments were $116.1 million for the quarter ended March 31, 2012 and interest income was $1.1 million for that same period.

Total interest expense for the three months ended March 31, 2013 was $703,000, a decrease of $111,000 from the quarter ended December 31, 2012. Total interest expense decreased $209,000 when comparing the quarter ended March 31, 2013 to the same period in 2012. The average cost of interest bearing liabilities decreased eight basis points when comparing the quarter ended March 31, 2013 to the quarter ended December 31, 2012. The average balance of interest bearing liabilities decreased $9.7 million from the quarter ended December 31, 2012. The average cost of interest bearing liabilities decreased 11 basis points when comparing the quarter ended March 31, 2013 to the quarter ended March 31, 2012. The average balance of interest bearing liabilities decreased $11.6 million from the quarter ended March 31, 2012. During January 2013, the Company was able to utilize some of its excess cash balances to pay off a maturing $10.0 million block of wholesale repurchase agreements. In addition, the Company continues to steadfastly manage the cost of its interest bearing deposits. The combination of these factors has contributed to the decreased balance of interest bearing liabilities and their corresponding cost. The net interest margin was 4.29% for the quarter ended March 31, 2013 and 4.31% for the quarter December 31, 2012. For the quarter ended March 31, 2012 the net interest margin was 4.56%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.9 million for the quarter ended March 31, 2013 and $1.5 million for the quarter ended December 31, 2012. Income from fiduciary activities increased 51.9% or $123,000 from $237,000 for the quarter ended December 31, 2012 to $360,000 for the quarter ended March 31, 2013. The amount of income from fiduciary activities is determined by the number of active accounts and total assets under management. Also, income can fluctuate due to the number of estates settled within any period. Net gains of $390,000 and $30,000 were recognized on the sale of investment securities for the quarters ended March 31, 2013 and December 31, 2012, respectively. There were no net gains or losses recognized on the sale of investment securities for the three month period ended March 31, 2012. Noninterest income for the quarter ended March 31, 2012 was $1.5 million.

Noninterest expense was $4.6 million for the quarter ended March 31, 2013. This represents a decrease of $397,000 or 8.0% from $5.0 million for the quarter ended December 31, 2012 and a decrease of 0.4% from $4.6 million for the quarter ended March 31, 2012. Much of the decrease compared to the fourth quarter of 2012 is related to the decline in other real estate owned expenses. During the fourth quarter of 2012, the Company established a $283,000 valuation allowance for a piece of property held as other real estate owned in order to recognize the decline in the property’s value. Smaller decreases in several other operating expense categories relate to the Company’s efforts to improve efficiency by diligently managing and monitoring its operating expenses.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets increased from $5.6 million or 0.94% of total assets at December 31, 2012 to $6.3 million or 1.1% of total assets at March 31, 2013. This increase resulted from the increases in loans that are 90 days or more past due and nonaccrual loans. Non-performing assets were $5.3 million or 0.94% of total assets at March 31, 2012. At March 31, 2013, the Bank had five loans 90 days or more past due and still accruing that totaled $631,000. At December 31, 2012 the Bank had three loans 90 days or more past due and still accruing that totaled $208,000 and at March 31, 2012, two loans totaling $449,000 were 90 days or more past due and still accruing. During the first quarter of 2013, the Bank placed six loans totaling $549,000 on non-accrual status. All but one of the loans is secured by residential real estate. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Most of the non accrual loans are secured by real estate and have allocated specific allowances. There was no activity with the Bank’s other real estate owned assets during the first quarter of 2013.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2013, the Company had 23 troubled debt restructurings totaling $8.2 million. All but two of the restructured loans are performing loans.

The Company realized no net charge-offs for the quarter ended March 31, 2013 versus $1.4 million for the three months ended December 31, 2012. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary focus of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Provisions for loan losses were $383,000 for the three months ended March 31, 2013, compared to $10,000 for the quarter ended December 31, 2012. The provisions for loan losses for the quarter ended March 31, 2012 were $300,000. The ratio of allowance for loan losses to total nonaccrual loans was 256.1% at March 31, 2013 and 272.5% at December 31, 2012. At March 31, 2013, impaired loans totaled $15.0 million and had related specific allocations of $2.2 million. At December 31, 2012, impaired loans totaled $15.3 million and had related specific allocations of $2.4 million. At March 31, 2012, total impaired loans were $19.0 million and required specific allocations of $4.4 million.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2013 were $580.8 million, which represented a decrease of $12.4 million or 2.1% from total assets of $593.3 million at December 31, 2012. At March 31, 2012, total consolidated assets were $560.2 million. Cash and due from banks decreased $26.9 million from $48.7 million at December 31, 2012. Much of this decrease resulted from the Company’s pay off of a maturing $10.0 million block of wholesale repurchase agreements during January. Additional amounts were used to fund loan growth and investment purchases during the quarter. Securities available for sale increased $9.5 million from $105.5 million at December 31, 2012. Total loans increased from $418.1 million at December 31, 2012 to $423.9 million at March 31, 2013. Considering the current interest rate and competitive market environment, the Company continues to be conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. At March 31, 2012, total investment securities were $110.2 million and total loans were $416.4 million.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, decreased $4.0 million from $477.1 million at December 31, 2012 to $473.1 at March 31, 2013. At March 31, 2012, total deposits were $448.2 million. The Company held $9.9 million in brokered deposits at March 31, 2013, December 31, 2012 and March 31, 2012.

Securities sold under agreement to repurchase decreased $10.0 million from December 31, 2012. Securities sold under agreement to repurchase were $10.0 million at December 31, 2012 and March 31, 2012. Borrowings with the Federal Home Loan Bank of Atlanta remained unchanged at $32.5 million at March 31, 2013, December 31, 2012 and March 31, 2012.

Equity

Shareholders’ equity at March 31, 2013 was $64.9 million and $63.7 million at December 31, 2012. Shareholder’s equity was $59.6 million at March 31, 2012. The book value of the Company at March 31, 2013 was $19.36 per common share. Total common shares outstanding were 3,372,080 at March 31, 2013. On April 17, 2013, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of April 29, 2013 and payable on May 13, 2013.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q13	4Q12	3Q12	2Q12	1Q12

Net Income (dollars in thousands)	$1,803	$1,581	$1,253	$2,002	$1,714
Earnings per share, basic	$0.54	$0.47	$0.38	$0.60	$0.52
Earnings per share, diluted	$0.53	$0.47	$0.37	$0.60	$0.25

Return on average total assets	1.27%	1.08%	0.88%	1.43%	1.23%
Return on average total equity	11.42%	9.95%	8.01%	13.29%	11.74%
Dividend payout ratio	35.19%	40.43%	47.37%	30.00%	34.62%
Fee revenue as a percent of total revenue	20.02%	20.32%	20.40%	20.26%	19.18%

Net interest margin(1)	4.29%	4.31%	4.40%	4.60%	4.56%
Yield on average earning assets	4.81%	4.91%	5.01%	5.23%	5.25%
Yield on average interest-bearing liabilities	0.75%	0.83%	0.85%	0.87%	0.94%
Net interest spread	4.06%	4.08%	4.16%	4.36%	4.31%
Tax equivalent adjustment to net interest income (dollars in thousands)	$192	$198	$200	$207	$212

Non-interest income to average assets	1.36%	1.05%	1.07%	1.12%	1.06%
Non-interest expense to average assets	3.23%	3.41%	3.16%	3.12%	3.31%

Efficiency ratio(2)	62.71%	60.91%	61.36%	56.96%	61.43%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q13	4Q12	3Q12	2Q12	1Q12
BALANCE SHEET RATIOS
Loans to deposits	89.59%	87.63%	93.51%	94.36%	92.92%
Average interest-earning assets to average-interest bearing liabilities	152.08%	139.30%	143.90%	138.63%	136.42%
PER SHARE DATA
Dividends	$0.19	$0.19	$0.18	$0.18	$0.18
Book value	$19.36	$19.11	$18.78	$18.47	$18.05
Tangible book value	$19.36	$19.11	$18.78	$18.47	$18.05
SHARE PRICE DATA
Closing price	$22.10	$22.00	$21.50	$20.10	$20.75
Diluted earnings multiple(1)	10.42	11.70	14.53	8.38	9.98
Book value multiple(2)	1.14	1.15	1.15	1.09	1.15
COMMON STOCK DATA
Outstanding shares at end of period	3,372,080	3,352,523	3,344,737	3,337,251	3,320,600
Weighted average shares outstanding	3,367,689	3,348,630	3,341,050	3,326,999	3,316,005
Weighted average shares outstanding, diluted	3,378,369	3,359,611	3,352,337	3,337,114	3,321,687
CAPITAL RATIOS
Total equity to total assets	11.17%	10.74%	10.94%	10.83%	10.64%
CREDIT QUALITY
Net charge-offs to average loans	0.00%	0.33%	0.41%	0.13%	0.04%
Total non-performing loans to total loans	0.79%	0.63%	1.19%	0.43%	0.59%
Total non-performing assets to total assets	1.08%	0.94%	1.30%	0.71%	0.94%
Non-accrual loans to:
total loans	0.64%	0.58%	1.19%	0.39%	0.48%
total assets	0.47%	0.41%	0.89%	0.03%	0.36%
Allowance for loan losses to:
total loans	1.64%	1.57%	1.86%	2.01%	2.13%
non-performing assets	110.88%	118.38%	106.64%	213.78%	168.99%
non-accrual loans	256.07%	272.45%	156.37%	509.93%	445.46%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$631	$208	$10	$163	$449
Non-accrual loans	2,718	2,414	5,091	1,692	1,995
Other real estate owned and repossessed assets	2,928	2,934	2,364	2,181	2,815
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$42	$1,516	$1,801	$609	$237
(Recoveries)	(42)	(122)	(84)	(50)	(81)
Net charge-offs (recoveries)	—	1,394	1,717	559	156
PROVISION FOR LOAN LOSSES (dollars in thousands)	$383	$10	$1,050	$300	$300
ALLOWANCE FOR LOAN LOSS SUMMARY (dollars in thousands)
Balance at the beginning of period	$6,577	$7,961	$8,628	$8,887	$8,743
Provision	383	10	1,050	300	300
Net charge-offs (recoveries)	—	1,394	1,717	559	156
Balance at the end of period	$6,960	$6,577	$7,961	$8,628	$8,887

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2013	Audited 12/31/2012	Unaudited 9/30/2012	Unaudited 6/30/2012	Unaudited 3/31/2012

Assets
Cash and due from banks	$21,829	$48,690	$21,812	$12,996	$11,218
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	115,001	105,531	103,963	107,283	110,157
Loans, net of allowance for loan losses	416,890	411,520	419,538	419,877	407,535
Bank premises and equipment, net	16,834	16,545	16,420	16,370	16,316
Other assets	10,292	10,990	12,419	12,391	14,949

Total assets	$580,846	$593,276	$574,152	$568,917	$560,175

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$135,650	$134,871	$122,093	$115,478	$112,735
Savings and interest bearing demand deposits	227,876	231,249	219,984	220,993	211,494
Time deposits	109,554	110,981	115,101	117,646	123,930

Total deposits	$473,080	$477,101	$457,178	$454,117	$448,159
Federal funds purchased and securities sold under agreements to repurchase	—	10,000	10,000	10,000	10,000
Federal Home Loan Bank advances	32,250	32,250	32,250	32,250	32,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,429	3,002	4,709	3,694	2,958
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$515,976	$529,570	$511,354	$507,278	$500,584

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,376	8,340	8,312	8,293	8,253
Surplus	10,636	10,424	10,218	9,998	9,733
Retained earnings	42,657	41,494	40,548	39,896	38,492
Accumulated other comprehensive income	3,201	3,448	3,720	3,452	3,113

Total shareholders’ equity	$64,870	$63,706	$62,798	$61,639	$59,591

Total liabilities and shareholders’ equity	$580,846	$593,276	$574,152	$568,917	$560,175

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Interest and Dividend Income
Interest and fees on loans	$5,331	$5,532	$5,634	$5,748	$5,675
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	547	511	524	554	598
Interest income exempt from federal income taxes	324	335	337	351	360
Dividends	67	87	87	107	103
Interest on deposits in banks	10	14	4	2	3

Total interest and dividend income	$6,279	$6,479	$6,586	$6,762	$6,739

Interest Expense
Interest on deposits	$326	$368	$377	$397	$444
Interest on federal funds purchased and securities sold under agreements to repurchase	29	90	90	89	91
Interest on Federal Home Loan Bank advances	270	276	273	273	298
Interest on trust preferred capital notes	78	80	80	79	79

Total interest expense	$703	$814	$820	$838	$912

Net interest income	$5,576	$5,665	$5,766	$5,924	$5,827
Provision For Loan Losses	383	10	1,050	300	300

Net interest income after provision for loan losses	$5,193	$5,655	$4,716	$5,624	$5,527

Noninterest Income
Income from fiduciary activities	$360	$237	$205	$281	$240
Service charges on deposit accounts	343	397	390	370	352
Other service charges and fees	800	828	898	868	810
Gain on the sale of bank premises and equipment	—	—	—	—	—
Gain (Loss) on sales of AFS securities	390	30	1	14	—
Other operating income	39	39	59	40	68

Total noninterest income	$1,932	$1,531	$1,553	$1,573	$1,470

Noninterest Expenses
Salaries and employee benefits	$2,641	$2,699	$2,651	$2,671	$2,613
Occupancy expenses	281	289	279	287	292
Equipment expenses	155	163	162	176	164
Advertising and marketing expenses	127	123	132	100	115
Stationery and supplies	78	58	91	69	71
ATM network fees	157	132	139	135	122
Other real estate owned expenses	8	304	8	29	21
FDIC assessment	97	90	96	(77)	183
(Gain) loss on the sale of other real estate owned	—	2	—	(4)	(11)
Other operating expenses	1,040	1,121	1,019	994	1,032

Total noninterest expenses	$4,584	$4,981	$4,577	$4,380	$4,602

Income before income taxes	$2,541	$2,205	$1,692	$2,817	$2,395
Income Tax Expense	738	624	439	815	681

Net income	$1,803	$1,581	$1,253	$2,002	$1,714

Earnings Per Share
Net income per common share, basic	$0.54	$0.47	$0.38	$0.60	$0.52

Net income per common share, diluted	$0.53	$0.47	$0.37	$0.60	$0.52

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield
Assets:
Securities:
Taxable	$73,925	$2,490	3.37%	$66,614	$2,383	3.58%	$75,179	$2,819	3.75%
Tax-Exempt(1)	37,473	1,990	5.31%	37,976	2,015	5.31%	40,884	2,194	5.37%

Total Securities	$111,398	$4,480	4.02%	$104,590	$4,398	4.20%	$116,063	$5,013	4.32%
Loans:
Taxable	$411,822	$21,426	5.20%	$411,944	$21,807	5.29%	$406,120	$22,619	5.57%
Nonaccrual	2,514	—	0.00%	3,540	—	0.00%	2,469	—	0.00%
Tax-Exempt(1)	4,651	294	6.32%	4,756	301	6.34%	4,867	313	6.43%

Total Loans	$418,987	$21,719	5.18%	$420,240	$22,109	5.26%	$413,456	$22,932	5.55%
Federal funds sold	—	—	0.00%	—	—	0.00%	226	—	0.00%
Interest-bearing deposits in other banks	17,156	41	0.24%	19,824	56	0.28%	5,291	12	0.23%

Total earning assets	$545,027	$26,240	4.81%	$541,114	$26,563	4.91%	$532,567	$27,957	5.25%
Allowance for loan losses	(6,784)			(7,389)			(8,901)
Total non-earning assets	37,769			47,137			36,285

Total assets	$576,012			$580,862			$559,945

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$85,175	$134	0.16%	$86,445	$151	0.17%	$75,651	$139	0.18%
Money market accounts	85,589	142	0.17%	84,314	187	0.22%	84,121	249	0.30%
Savings accounts	55,696	28	0.05%	54,474	32	0.06%	49,382	57	0.12%
Time deposits:
$100,000 and more	41,255	296	0.72%	44,171	330	0.75%	74,476	455	0.61%
Less than $100,000	68,359	722	1.06%	69,577	764	1.10%	53,815	887	1.65%

Total interest-bearing deposits	$336,074	$1,322	0.39%	$338,981	1,464	0.43%	$337,444	$1,787	0.53%
Federal funds purchased and securities sold under agreements to repurchase	3,222	118	3.65%	10,000	360	3.60%	10,606	366	3.45%
Federal Home Loan Bank advances	32,250	1,095	3.40%	32,250	1,096	3.40%	35,107	1,199	3.41%
Trust preferred capital notes	7,217	316	4.38%	7,217	318	4.41%	7,217	318	4.40%

Total interest-bearing liabilities	$378,763	$2,851	0.75%	$388,448	3,238	0.83%	$390,374	$3,669	0.94%

Noninterest-bearing liabilities:
Demand deposits	130,333			124,004			108,376
Other Liabilities	2,882			5,193			2,444

Total liabilities	$511,978			$517,645			$501,194
Shareholders’ equity	64,034			63,217			58,751

Total liabilities and shareholders’ equity	$576,012			$580,862			$559,945

Net interest income		$23,389			$23,325			$24,288

Net interest spread			4.06%			4.08%			4.31%
Interest expense as a percent of average earning assets			0.52%			0.60%			0.69%
Net interest margin			4.29%			4.31%			4.56%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

GAAP Financial Measurements:
Interest Income - Loans	$5,331	$5,532	$5,634	$5,748	$5,675
Interest Income - Securities and Other Interest-Earnings Assets	947	947	952	1,014	1,064
Interest Expense - Deposits	326	368	377	396	444
Interest Expense - Other Borrowings	377	446	443	442	468

Total Net Interest Income	$5,575	$5,665	$5,766	$5,924	$5,827

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$25	$26	$26	$26	$26
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	167	172	174	181	186

Total Tax Benefit on Tax-Exempt Interest Income	$192	$198	$200	$207	$212

Tax-Equivalent Net Interest Income	$5,767	$5,863	$5,966	$6,131	$6,039